UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2013

SCIENTIFIC LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600

Oakland, CA  94612

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)	On June 11, 2013, Scientific Learning Corporation (the “Company”) held its Annual Meeting of Stockholders.

(b)	At the meeting, the following matters were voted upon, with the results indicated.

•	Election of Directors. Each of the six nominees was elected, as follows:

Nominee	Vote for Nominee	Vote Withheld from Nominee	Not Voted
E. Vermont Blanchard, Jr.	13,577,700	189,396	8,665,084
Robert C. Bowen	12,491,927	1,275,169	8,665,084
Rodman W. Moorhead III	13,577,700	189,396	8,665,084
Michael A. Moses	12,491,227	1,275,869	8,665,084
Paula A. Tallal	12,437,030	1,330,066	8,665,084
Jeffrey D. Thomas	13,577,700	189,396	8,665,084

•	Non-binding advisory vote on the compensation of the Company’s named executive officers.

Votes For	13,754,961
Votes Against	10,633
Abstentions	1,502
Broker Non-Votes	8,665,084

•	Non-binding advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

3 Years	7,778,848
2 Years	600,517
1 Year	5,385,429
Abstentions	2,302
Broker Non-Votes	8,665,084

•	Ratification of the selection of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	22,213,286
Votes Against	19,745
Abstentions	199,149

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

2.

Scientific Learning Corporation

Date:  June 14, 2013By: /s/ Christopher J. Brookhart

Title: Senior  Vice President and General Counsel

3.